090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20170299029-11
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 07/12/2017 2:05 PM
	Entity Number C2733-2002

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Nocera, Inc. File # C2733-2002

2. The articles have been amended as follows: (provide article numbers, if available)

Article I: The name of the corporation is: Nocera, Inc.

Article II: The period of the corporation's duration shall be perpetual.

Article III: The corporation shall at all times maintain a Registered Agent within the State of Nevada. The resident agent of the corporation is Okoboji Enterprises Corporation, 3145 East Warm Springs St., Suite # 200, Las Vegas, NV. 89120.

(continued on next page)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57.09%, June 28, 2017

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090204

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Nocera, Inc. File # C2733-2002

2. The articles have been amended as follows: (provide article numbers, if available)

Arcicle IV: The purpose for which the corporation is organized is to conduct any and all lawful business for which a corporation can be organized pursuant to the Nevada Revised Statute.

Article V: The corporation is hereby authorized to issue one class of stock. The class shall be common shares, for which 200 Million (200,000,000) shares are hereby authorized.

Article V: The corporation's Common Stock shall have a par value of $0.001/share.

(continued on next page)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57.09%, June 28, 2017

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Nocera, Inc. File #C 2733-2002

2. The articles have been amended as follows: (provide article numbers, if available)

Article IV: The purpose for which the corporation is organized is to conduct any and all lawful business for which a corporation can be organized pursuant to the Nevada Revised Statute.

Article V: The corporation is hereby authorized to issue one class of stock. The class shall be common shares, for which 200 Million (200,000,000) shares are hereby authorized.

Article V: The corporation's Common Stock shall have a par value of $0.001/share.

(continued on next page)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57.09%, June 28, 2017

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Nocera, Inc. File # C 2733-2002

2. The articles have been amended as follows: (provide article numbers, if available)

Article VII: The members of the governing board of this corporation shall be called directors. Directors need not be shareholders of this corporation, nor residents of the State of Nevada. This number of Directors may from time to time be increased or decreased in such a manner as shall be provided for by the ByLaws of the corporation

Article VIII: The Directors shall have the power to make and to alter or amend the ByLaws, or to take any other action provided by the Nevada Revised Statute, Title 7, Chapter 78.

(continued on next page)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the *articles of incorporation* have voted in favor of the amendment is:* 57.09%, June 28, 2017

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

***IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.*

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Nocera, Inc. File # C2733-2002

2. The articles have been amended as follows: (provide article numbers, if available)

Article IX: The corporation does indemnify any directors, officers, employees, incorporators, and shareholders of the corporation from any liability regarding the corporation and the business of the corporation, unless the person fraudulently and intentionally violated the law and/or maliciously conducts acts to damage and/or defraud the corporation, or as otherwise provided under applicable state corporate statute.

Article X: Upon the dissolution of the corporation, the assets of the corporation shall be distributed by the Board of Directors according to the applicable State statute. Further provisions regarding the distribution of upon dissolution shall be stated in the corporation's ByLaws. (continued on next page)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57.09%, June 28, 2017

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: *Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.*

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Nocera, Inc. File # C2733-2002

2. The articles have been amended as follows: (provide article numbers, if available)

Article XI: The mailing address of the corporation is: % Coral Capital Partners, Inc., 2030 Powers Ferry Road SE, Suite # 212, Atlanta, GA. 30339.

Article XII: The corporation reserves the right to amend and repeal any provision contained within the Articles of Incorporation in the manner prescribed by the laws of the State of Nevada.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be *required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation* have voted in favor of the amendment is: 57.09%, June 28, 2017

4. *Effective date and time of filing: (optional)* Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to *limitations or restrictions on the voting power thereof.*

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.